Exhibit 99.1

Cornell Companies, Inc.
AT THE COMPANY: Charles Seigel, Vice President, Public Policy (713) 623-0790

Cornell Companies Reports Strong Second-Quarter 2010 Results

Houston, TX (August 5, 2010) — Cornell Companies, Inc. (NYSE: CRN) today reported results for the three and six months ended June 30, 2010.

James E. Hyman, Cornell’s chairman, president and chief executive officer, said, “Our second quarter performance reflects the Company’s continued ability to execute against our plan, both with existing operations and with preparation for the transition of our D. Ray James Prison to the Federal Bureau of Prisons (BOP) on time effective October 1st.  Looking ahead, our proposed merger with The GEO Group, Inc. should only strengthen the ability of the combined company to deliver value to our customers, employees and shareholders.”

Second-Quarter Summary (in thousands, except per share data)

	Three Months Ended		Six Months Ended
As Reported	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Revenue from operations	$103,871	$105,334	$203,877	$205,044
Income from operations	16,522	19,590	29,387	35,376
Net income	5,716	7,628	9,564	13,360
Income available to stockholders	5,130	7,230	8,409	12,487
EPS — diluted	$0.34	$0.48	$0.56	$0.84
Diluted shares outstanding used in per share computation	15,111	14,970	15,050	14,952

Second Quarter Results

Revenues were $103.9 million for the second quarter of 2010 as compared to $105.3 million for the same period in 2009.  Much of the decrease came from the ongoing transition of our D. Ray James Prison from the Georgia Department of Corrections (GADOC) to the BOP contract (which is effective October 1, 2010). In addition, the lower revenues also reflected the termination of our management contract for our Dallas County Judicial Treatment Center in November 2009 and contracts for our two small California community correctional facilities in December 2009.  Average contract occupancy levels were 85.8 percent for our residential facilities compared with 91.1 percent in last year’s second quarter.  The increase in capacity from the activation of the Hudson Correctional Facility in the fourth quarter of 2009, the capacity temporarily created by the ongoing transition of our D. Ray James Prison to the BOP, along with spare capacity at our two small facilities in California, primarily accounted for this decrease in overall occupancy.

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Income from operations was $16.5 million for the second quarter of 2010 as compared to $19.6 million in the second quarter of 2009.   The second quarter of 2010 included revenues of approximately $2.7 million (or $0.10 per diluted share, after taxes) resulting from the guaranteed population contract at the Regional Correctional Center for the contract years March 26, 2007 through March 25, 2008 and March 26, 2008 through March 25, 2009. The Company incurred approximately $2.3 million of pre-tax (or $0.09 per diluted share, after taxes) advisory and other professional costs associated with the proposed merger transaction in the second quarter of 2010. For the second quarter of 2010 the Company reported net income of $5.7 million, as compared to net income of $7.6 million in last year’s second quarter.  For the second quarter of 2010 the Company reported income available to stockholders of $5.1 million, or $0.34 per diluted share, as compared to income available to stockholders of $7.2 million, or $0.48 per diluted share, in last year’s second quarter.

Six-Months Results

For the six months ended June 30, 2010, revenues were $203.9 million as compared to $205.0 million for the first six months of 2009.  The decrease was principally related to the D. Ray James Prison facility transition, and as well the available capacity at those programs (including our two small California community correctional facilities) mentioned earlier.  As previously noted, the 2010 period included revenues of approximately $2.7 million resulting from the guaranteed population contract at the Regional Correctional Center for the contract years March 26, 2007 through March 25, 2008 and March 26, 2008 through March 25, 2009.

Income from operations was $29.4 million for the first six months of 2010 compared with $35.4 million in the same period in 2009.  As previously noted, the Company incurred approximately $2.3 million of advisory and other professional costs associated with the proposed merger transaction in the 2010 six month period.  Net income was $9.6 million compared with net income of $13.4 million in the previous year’s first six months.  For the six months ended June 30, 2010, the Company reported income available to stockholders of $8.4 million, or $0.56 per diluted share, as compared to income available to stockholders of $12.5 million, or $0.84 per diluted share, in last year’s six month period ended June 30, 2009.  The Company capitalized no interest in the first six months of 2010, compared with capitalized interest of $0.7 million (or $0.03 per diluted share, after taxes) in the first six months of 2009.

Merger Update

As previously announced on April 19, 2010, the Company, The GEO Group Inc. (GEO) and GEO Acquisition III, Inc. entered into an agreement and plan of merger, as amended, pursuant to which Cornell will become a wholly owned subsidiary of GEO. The merger is expected to close in the third quarter of 2010, subject to receipt of GEO and Cornell stockholder approvals as well as the satisfaction of other customary closing conditions.

Operational Outlook for Second Half of 2010

For the remainder of 2010 management notes the following major operational considerations:

•                  D. Ray James Transition to BOP: The Company continues the transition of its D. Ray James Prison from the GADOC inmates formerly housed there to the BOP contract effective October 1, 2010. The ramp down of the GADOC inmates was completed in July 2010. The Company expects to spend approximately $8.0 million in capital expenditures, primarily for FF&E items and facility maintenance improvements related to the older parts of the facility to prepare D. Ray James for BOP inmates.

•                  Great Plains: The Company continues to serve the Arizona Department of Corrections through their use of our Great Plains facility.

•                  All Other Facilities: In terms of occupancies, we continue to assume that all other facilities continue with the levels previously discussed, with the exception of our small female High Plains Correctional Facility in Colorado (272 beds), which the Company now assumes will remain empty for the entire second half of 2010.

Other major operating assumptions remain the same as previously discussed in our first quarter 2010 earnings release. Due to the previously announced agreement and plan of merger with GEO, the Company will not conduct an investor call to discuss these results or our outlook.

This earnings release can be found on Cornell’s Website under “Investor Relations — Press Releases.”

About Cornell Companies

Cornell Companies, Inc. (http://www.cornellcompanies.com) is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies.  Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy.  At June 30, 2010, the Company had 68 facilities in 15 states and the District of Columbia and a total service capacity of 21,392.

Important Additional Information About the Transaction

This press release may be deemed to be solicitation material in respect of the proposed merger between GEO and Cornell. The proposed transaction will be submitted to the respective stockholders of GEO and Cornell for their consideration. In connection with the proposed transaction, GEO has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended, that includes a definitive joint proxy statement of GEO and Cornell and that also constitutes a prospectus of GEO. The respective stockholders of the companies are urged to read the definitive Joint Proxy Statement/Prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You may obtain a free copy of the definitive Joint Proxy Statement/Prospectus, as well as other filings containing information about the companies at the SEC’s web site (http://www.sec.gov). Copies of the definitive Joint Proxy Statement/Prospectus and the SEC filings that are incorporated by reference in the Joint Proxy Statement/Prospectus can be obtained, free of charge, by directing a request to Pablo E. Paez, Director, Corporate Relations, (561) 999-7306, ppaez@geogroup.com, One Park Place, Suite 700, 621 Northwest 53rd Street, Boca Raton, Florida 33487.

Participants in the Solicitation

GEO, Cornell and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding GEO’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended January 3, 2010, which was filed with the SEC on February 22, 2010, and its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 24, 2010, and information regarding Cornell’s directors and executive officers is available in Cornell’s Annual Report on Form 10-K, for the year ended December 31, 2009, which was filed with the SEC on February 26, 2010 and its Form 10-K/A, which was filed with the SEC on April 30, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

Statements regarding the Company’s outlook for 2010, ability to succeed, growth for 2010 and beyond, long-term demand, future earnings, completion of preparations for the BOP inmates at D. Ray James Prison, timing of the transition of the D. Ray James Prison from the GADOC inmates to the BOP contract, continued use by the Arizona Department of Corrections of our Great Plains facility, and results of operations, the anticipated benefits, and expected closing date, of the proposed merger with GEO, as well as any other statements that are not historical facts, are forward-looking statements within the meaning of applicable securities laws that involve certain risks, uncertainties and assumptions that could materially affect actual results.  These include but are not limited to risks, uncertainties and assumptions associated with general economic and market conditions, including the impact governmental budgets can have on our per diem rates and occupancy, the Company’s ability to perform according to its current expectations, changes in supply and demand, actions by government agencies and other third parties, access to capital and other risks and uncertainties detailed in the Company’s most recent Form 10-K, the definitive Joint Proxy Statement/Prospectus filed on July 15, 2010, and as supplemented on July 22, 2010, and other filings made by us from time to time with the SEC.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from the statements made.  Any forward-looking statement made by the Company in this release is current as of the date of this release. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement in light of new information, future events or otherwise, except as may be required by law.

(Financial Tables Follow)

CORNELL COMPANIES, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenues	$103,871	$105,334	$203,877	$205,044
Operating expenses, excluding depreciation and amortization	74,793	74,734	151,476	147,627
Depreciation and amortization	4,555	4,740	9,254	9,633
General and administrative expenses	8,001	6,270	13,760	12,408
Income from operations	16,522	19,590	29,387	35,376
Interest expense, net	6,160	6,576	12,346	12,529
Income before provision for income taxes	10,362	13,014	17,041	22,847
Provision for income taxes	4,646	5,386	7,477	9,487
Net income	5,716	7,628	9,564	13,360
Non-controlling interest	586	398	1,155	873
Income available to Cornell Companies, Inc.	$5,130	$7,230	$8,409	$12,487

Earnings per share:
- Basic	$0.34	$0.49	$0.56	$0.84
- Diluted	$0.34	$0.48	$0.56	$0.84

Number of shares used in per share computation:
- Basic	14,944	14,881	14,903	14,878
- Diluted	15,111	14,970	15,050	14,952

Total service capacity (end of period)	21,392	20,892	21,392	20,892
Contracted beds in operation (end of period)	17,639	17,480	17,639	17,480
Average contract occupancy (A)	85.8%	91.1%	86.9%	92.2%

(A)       Average contract occupancy percentages are calculated based on actual occupancy for the period as a percentage of the contracted capacity for residential facilities in operation. These percentages do not reflect the operations of non-residential community-based programs. At certain residential facilities, our contracted capacity is lower than the facility’s service capacity. In addition, certain facilities have and are currently operating above the contracted capacity. As a result, average contract occupancy percentages can exceed 100% if the average actual occupancy exceeded contracted capacity.

Balance Sheet Data:	June 30,	December 31,
(in thousands)	2010	2009
Cash and cash equivalents	$16,164	$27,724
Working capital	55,259	64,575
Property and equipment, net	460,421	455,523
Total assets	653,555	650,565
Long-term debt	287,332	289,841
Total debt	300,740	303,254
Stockholders’ equity	263,598	258,738

MCF Reserve Balances:
Bond Fund Payment Account	15,957	9,813
Debt Service Reserve Fund	23,373	23,372

CORNELL COMPANIES, INC.

OPERATING STATISTICS FROM CONTINUING OPERATIONS

For the Three and Six Months Ended June 30, 2010 and 2009

	Three Months Ended June 30,				Six Months Ended June 30,
	2010		2009		2010		2009
		%		%		%		%
Contracted beds in operation(1):
Adult Secure Services	14,121	80%	13,493	77%	14,121	80%	13,493	77%
Adult Community-based Services	2,325	13%	2,625	15%	2,325	13%	2,625	15%
Abraxas Youth & Family Services	1,193	7%	1,362	8%	1,193	7%	1,362	8%
Total	17,639	100%	17,480	100%	17,639	100%	17,480	100%

Number of billed mandays(4):
Adult Secure Services	1,032,973	67%	1,072,158	66%	2,090,199	67%	2,129,981	66%
Adult Community-based Services:
Residential	244,641	16%	266,263	16%	488,302	16%	513,130	16%
Non-residential(2)	58,110	4%	53,547	3%	120,332	4%	115,407	3%
Abraxas Youth & Family Services:
Residential	100,758	6%	110,777	7%	195,189	6%	212,873	7%
Non-residential(2)	109,142	7%	136,337	8%	214,239	7%	258,984	8%
Total	1,545,624	100%	1,639,082	100%	3,108,261	100%	3,230,375	100%

Revenues (in 000’s):
Adult Secure Services	$61,149	59%	$59,272	56%	$119,969	59%	$116,130	56%
Adult Community-based Services:
Residential	17,456	16%	17,801	17%	34,582	17%	34,403	17%
Non-residential	584	1%	554	1%	1,170	1%	1,112	1%
Abraxas Youth & Family Services:
Residential	19,645	19%	21,549	20%	38,026	18%	41,714	20%
Non-residential	5,037	5%	6,158	6%	10,130	5%	11,685	6%
Total	$103,871	100%	$105,334	100%	$203,877	100%	$205,044	100%

Average revenue per diem(4):
Adult Secure Services	$56.61		$55.28		$56.12		$54.52
Adult Community-based Services:
Residential	$71.35		$66.85		$70.82		$67.05
Non-residential(2)	$10.05		$10.35		$9.72		$9.64
Abraxas Youth & Family Services:
Residential	$194.97		$194.53		$194.82		$195.96
Non-residential(2)	$46.15		$45.17		$47.28		$45.12
Total	$65.48		$64.26		$64.73		$63.47

Income from Operations (in 000’s)(3):
Adult Secure Services	$17,528		$17,493		$31,030		$34,608
Adult Community-based Services	6,194		5,864		11,830		10,631
Abraxas Youth & Family Services	1,125		3,197		949		3,931

(1) Residential contract capacity only.

(2) Non-residential “mandays” includes a mix of day units and hourly units. Mental health facilities are reported in hours.

(3) Segment-level income from operations excludes general and administrative expenses, amortization of intangibles and corporate overhead charges that are included in consolidated income from operations.

(4) Number of billed mandays and average revenue per diem for the three and six months ended June 30, 2010, exclude the impact of the $2.7 million of revenues which resulted from the guaranteed population contract at the Regional Correctional Center as recorded in these respective periods.

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